EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: June 25, 2026

PERCEPTIVE ADVISORS LLC

By: /s/ Joseph Edelman

Name: Joseph Edelman

Title: Managing Member

/s/ Joseph Edelman

JOSEPH EDELMAN

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By: /s/ Joseph Edelman

Name: Joseph Edelman

Title: Managing Member

PERCEPTIVE CAPITAL SOLUTIONS HOLDINGS LP

By: /s/ Joseph Edelman

Name: Joseph Edelman

Title: Managing Member